UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 8, 2005 (December 7, 2005)

ROCK OF AGES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-29464 (Commission File Number)	03-0153200 (I.R.S. Employer Identification Number)

772 Graniteville Road, Graniteville Vermont   05654
     (Address of principal executive offices)          ( Zip Code)

(802) 476-3121
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ROCK OF AGES CORPORATION

 FORM 8-K

Item 1.01	Entry Into a Material Definitive Agreement

On December 7, 2005, the Compensation Committee of the Board of Directors of Rock of Ages Corporation (the "Committee"), at the request of Kurt M. Swenson, our Chairman and Chief Executive, approved a voluntary 10% reduction in the rate of pay on the non-deferred portion of Mr. Swenson's base salary. The action was taken at Mr. Swenson's request, and is effective beginning December 1, 2005. The reduction in pay will continue in effect unless and until the Committee takes action to  reset his compensation. As a result of the action, beginning with the December 2005 pay period Mr. Swenson's annual rate of pay on the non-deferred base salary will be reduced from $385,000 to $346,500.

ROCK OF AGES CORPORATION

FORM 8-K

    Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK OF AGES CORPORATION

Dated: December 8, 2005	By: /s/Michael B. Tule Michael B. Tule Senior Vice President/General Counsel